UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

PEPCO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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Filed by Pepco Holdings, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Pepco Holdings, Inc.

Commission File No.: 001-31403

On April 30, 2014, Joseph M. Rigby, Chairman, President and CEO of Pepco Holdings, Inc. sent the following email to all employees.

Dear Fellow Employee,

Earlier today we announced an agreement to combine Pepco Holdings, Inc. with Exelon Corporation, to create the leading mid-Atlantic electric and gas utility. Here is a link to the press release we issued.

While I recognize that the news may have come as a surprise, I firmly believe that this transaction presents a compelling opportunity for Pepco Holdings – for our shareholders, customers and for you, our employees. Together, the distribution utilities of Exelon and Pepco Holdings will have a rate base of $26 billion and will serve approximately 10 million customers across Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania. Until the transaction completes the regulatory approval process and closes, I will remain as President, Chairman and CEO of Pepco Holdings.

Exelon represents an ideal partner to build on our recent success and take us to the next level. By combining with Exelon, we immediately become part of a larger, strong company that brings the scale to invest in our infrastructure, people and local communities. We also will gain access to additional operational and customer service resources and additional best practices as we continue to deliver safe and reliable electric service.

The transaction is a clear endorsement of your hard work over the past several years and the dramatic improvements you have made to system reliability, customer service and outage restoration – and that is something that we should all be proud of. Exelon is clearly impressed with our focus on operational excellence, customer satisfaction and safety. It is worth noting that like us, Exelon values safety, integrity, diversity, respect, corporate citizenship, accountability and continuous improvement.

Exelon is one of the most respected energy companies in the country. In addition to its generation, transmission construction and power marketing companies, it operates three top-performing electric and gas utilities—BGE, ComEd and PECO. Exelon also shares our commitment to the local communities in which we operate and has committed to maintaining charitable contributions in our service territories at our highest-ever level for at least a decade—a total commitment of $50 million.

For the vast majority of employees, it will be business as usual, even after the transaction is completed. There will be very little, if any, change in your day-to-day jobs. Our operating companies will continue to be locally managed, which is consistent with the approach Exelon has taken with its other utility companies. That means our focus on safety, reliability, customer satisfaction and the individual brands will remain the same.

Exelon is committed to maintaining our current compensation, benefits and severance plans for at least two years following the completion of the transaction. In addition, our union contracts will remain in full force and effect, before and after completion of the transaction. Exelon has committed to no involuntary merger-related job losses at the utilities for two years following closing. However, as with all acquisitions, there is some overlap in corporate functions between Exelon and Pepco Holdings, and we expect there will be some corporate staffing reductions over time. All affected employees would be provided with an appropriate severance package based on years of service to the company.

It’s important to note that the transaction will not likely close until the second or third quarter of 2015. Today’s announcement is the first step in the process, as we still need to obtain regulatory and other approvals. As we work to complete the transaction, we will continue to operate as separate companies. During this time, we must maintain an unwavering focus on safety, reliability, and all of our capital plans including SolutionOne, D.C. undergrounding, and keeping the lights on and the gas flowing for all of our customers.

I know that many of you will have questions over the coming days and weeks. We are committed to keeping you informed throughout this process and explaining details that we know will be important to you.

As part of the informational process, Chris Crane, President and CEO of Exelon, and I will be hosting a live video Q&A session only at Edison Place at 2 p.m. today. Employees who work at Edison Place should return to their assigned meeting locations by floor by 1:45 p.m. to view this session. A replay of the session will be posted on the intranet within 24 hours for all employees to view.

Any employee can submit a question for the Q&A session by sending an email to a new Lotus Notes mailbox called “Questions.” Just type in “Questions” in the “To:” field. We will try to answer as many questions as we can during the Q&A session. Those we can’t respond to immediately will be reviewed, sorted and posted as soon as feasible to a Frequently Asked Questions section on a new Exelon-PHI intranet site we will launch later today. Also available for viewing on that site will be a video of the message I delivered this morning.

As always, thank you for everything you have done – and continue to do – for Pepco Holdings, its customers and the communities we serve. Your hard work and dedication have helped prepare us for an exciting new era for the company.

Sincerely,

Joseph M. Rigby

Chairman, President and CEO

Pepco Holdings, Inc.

*****

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of PHI and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) PHI may be unable to obtain shareholder approval required for the merger; (2) PHI or Exelon may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or cause the companies to abandon the merger; (3) conditions to the closing of the merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of PHI could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of PHI and its utility subsidiaries may suffer as a result of uncertainty surrounding the merger; (10) PHI and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect PHI and its utility subsidiaries; and (12) PHI and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in PHI’s filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including PHI’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data. These risks as well as other risks associated with the proposed merger will be more fully discussed in the proxy statement that PHI intends to file with the SEC and mail to its stockholders in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. PHI does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on PHI’s or its utility subsidiaries’ businesses (either individually or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. PHI intends to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger transaction. PHI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Exelon, PHI and the proposed merger. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of PHI’s proxy statement (when it becomes available) may be obtained free of charge from Pepco Holdings, Inc., Corporate Secretary, 701 Ninth Street, N.W., Room 1300, Washington, D.C. 20068. Investors and security holders may also read and copy any reports, statements and other information filed by PHI with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

Exelon, PHI, and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Exelon’s directors and executive officers is available in its proxy statement filed with the SEC on April 2, 2014 in connection with its 2014 annual meeting of stockholders, and information regarding PHI’s directors and executive officers is available in its proxy statement filed with the SEC on March 25, 2014 in connection with its 2014 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.